POWER OF ATTORNEY

The undersigned President of the Funds listed on Attachment A hereby constitutes and appoints James Bitetto, Sonalee Cross, Deirdre Cunnane, Sarah S. Kelleher, Bennett A. MacDougall, Jeff S. Prusnofsky, Peter M. Sullivan and Natalya Zelensky, and each of them, with full power to act without the other, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the person whose signature appears below previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney that the person whose signature appears below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ Renee LaRoche-Morris Renee LaRoche-Morris President	May 31, 2019

STATE OF NEW YORK ) ) ss COUNTY OF NEW YORK )

On May 31, 2019 before me, the undersigned, personally appeared the above-named individuals, each personally known to me or proved to me on the basis of satisfactory evidence to be the individuals whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their capacities, and that by their signatures on the instrument, the individuals, or the person upon behalf of which the individuals acted, executed the instrument.

WITNESS my hand and official seal.
/s/ Loretta Johnston Notary Public

ATTACHMENT A

Dreyfus BNY Mellon Funds, Inc.
Dreyfus Alternative Diversifier Strategies Fund
Dreyfus Global Emerging Markets Fund
Dreyfus Yield Enhancement Strategy Fund
Dreyfus Investment Funds
Dreyfus Diversified Emerging Markets Fund
Dreyfus/Newton International Equity Fund
Dreyfus/Standish Global Fixed Income Fund
Dreyfus Tax Sensitive Total Return Bond Fund
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
Dreyfus/The Boston Company Small Cap Growth Fund
Dreyfus/The Boston Company Small Cap Value Fund
The Dreyfus/Laurel Funds Trust
Dreyfus Equity Income Fund
Dreyfus Global Equity Income Fund
Dreyfus International Bond Fund
Dreyfus High Yield Fund
The Dreyfus/Laurel Funds, Inc.
Dreyfus Bond Market Index Fund
Dreyfus Disciplined Stock Fund
Dreyfus Floating Rate Income Fund
Dreyfus Institutional S&P 500 Stock Index Fund
Dreyfus Tax Managed Growth Fund
General Treasury and Agency Money Market Fund